UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-9305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza 501 North Broadway St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code	(314) 342-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 9, 2009, Stifel Financial Corp. (the “Company”) entered into a Purchase Agreement with Stifel, Nicolaus & Company, Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), providing for, among other things, (i) the sale by the Company, and the purchase by the Underwriters, of 1,500,000 shares (the “Initial Shares”) of Common Stock, par value $0.15 per share, of the Company (“Common Stock”), and (ii) the grant by the Company to the Underwriters of the option to purchase all or any part of 225,000 additional shares of Common Stock to cover overallotments, if any (the “Option Shares,” and together with the Initial Shares, the “Shares”). The Shares were issued at a public offering price of $56.00 per share. The Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Shares were registered for offer and sale pursuant to an effective Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on March 30, 2009 (the “Registration Statement”).

Item 8.01.   Other Events.

In connection with the offer and sale of the Shares pursuant to the Registration Statement, the Company is filing a legal opinion as Exhibit No. 5.1 to this current report on Form 8-K, which is incorporated by reference into the Registration Statement.

Item 9.01.   Exhibits.

(d)	Exhibits.

1.1	Purchase Agreement dated as of September 9, 2009
5.1	Opinion of Bryan Cave LLP
23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: September 15, 2009	By:	/s/ Ronald J. Kruszewski
	Name:	Ronald J. Kruszewski
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Purchase Agreement dated as of September 9, 2009
5.1	Opinion of Bryan Cave LLP
23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1)